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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of PDS Financial Corporation on Form S-8 (File No. 33-85966 and 333-79523) and Form S-3 (File No. 333-49199) of our report dated March 8, 2000, on our audit of the consolidated financial statements of PDS Financial Corporation as of and for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

                       /s/ Piercy Bowler Taylor & Kern


Las Vegas, Nevada
March 8, 2000